UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2018

TRANS WORLD CORPORATION

(Exact name of Registrant as Specified in its Charter)

Nevada	0-25244	13-3738518
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

545 Fifth Avenue, Suite 940
New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 983-3355

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

FORWARD LOOKING STATEMENTS

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the registrant assumes no obligation to update the information included in this report. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the registrant’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the registrant’s control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by Trans World Corporation (including its filings with the Securities and Exchange Commission). Although the registrant believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the registrant also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this report.

Item 1.01.    Entry into a Material Definitive Agreement

Merger Agreement

On March 2, 2018, Trans World Corporation, a Nevada corporation (the ‘‘Company’’), entered into an Agreement and Plan of Merger (the ‘‘Merger Agreement’’) with FEC Overseas Investment (UK) Limited, a limited company formed under the laws of the United Kingdom (the “Parent”), and FEC Investment (US) Limited, a Nevada corporation and wholly-owned subsidiary of Parent (the “Merger Sub”).

The Merger Agreement provides that, upon the satisfaction of the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company with the Company continuing as the surviving corporation (the ‘‘Merger’’).

Pursuant to the terms of the Merger Agreement, subject to the satisfaction of the terms and conditions set forth therein, Parent has agreed to pay an aggregate cash consideration of US$42.0 million (the “Purchase Price”), plus the assumption of outstanding net indebtedness of the Company determined five (5) business days prior to the closing date up to $11,025,000 (the “Closing Net Indebtedness”). The Purchase Price is subject to adjustment for certain Company transaction expenses, including the cost paid at or after closing with respect to a director and officer “tail” insurance policy, as more thoroughly described in the Merger Agreement (such as-adjusted amount, the “Merger Consideration”).  In the event that the Closing Net Indebtedness, as finally determined in accordance with Merger Agreement, is less than $11,025,000, then there will be no adjustment to the Purchase Price.  In the event that the Closing Net Indebtedness, as finally determined in accordance with Merger Agreement (i) is greater than $11,025,000, then the Parent may decrease the Purchase Price, dollar for dollar, by an amount equal to the difference by which the Closing Net Indebtedness exceeds $11,025,000, up to amount not greater than $525,000; or (ii) is greater than $11,550,000, then the Parent may terminate the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock (“Common Stock”) issued and outstanding immediately prior to  the Effective Time (except those shares (i) held by any of the Company’s shareholders who are entitled to and who properly demand appraisal rights and comply with the requirements of Section 92A.440 Section 262 of the Nevada Revised Statutes and (ii) owned by the Company, Parent or Merger Sub and/or any of their respective subsidiaries (the “Exception Shares”), will be canceled and converted automatically into and constitute the right to receive, without interest and subject to any applicable withholding taxes required by law, an amount in cash calculated as (x) the total Merger Consideration, divided by (y) the sum of (1) the number of shares of Common Stock issued and outstanding immediately prior to the Effective Time (but excluding the Exception Shares), (2) the number of shares of Common Stock issuable upon the exercise of exercisable in-the-money options (calculated as if such options were exercised on a cashless basis), and (3) number of shares Company Common Stock classified as Company restricted or deferred stock outstanding immediately prior to the Effective Time, in each case without interest and less any required withholding taxes (the “Common Per Share Merger Consideration”).

The Company currently estimates that, if the closing of the Merger were to have occurred on March 2, 2018, the total amount to be paid to holders of Common Stock would be between approximately $38,815,000 and $42,000,000, or between approximately $3.97 and $4.10 per share of Common Stock. However, because these amounts are based on the Company’s current estimates of adjustments to the Merger Consideration payable by Parent under the Merger Agreement, including the Company’s outstanding Closing Net Indebtedness and other amounts described above and in the Merger Agreement, and because the Company does not know the date on which the closing will occur or the amount of the corresponding deductions, the actual amount and portion of the Merger Consideration payable to holders of Common Stock could be different.

The Merger Agreement contains customary representations and warranties for a transaction of this type. None of the representations and warranties contained in the Merger Agreement will survive the Effective Time. In addition, the Company has agreed to various covenants in the Merger Agreement, including, among other things, covenants to continue to conduct its business in the ordinary course and in accordance with past practices and not to take certain actions prior to the closing of the Merger without the prior written consent of Parent.

The Merger Agreement contains certain conditions that must be satisfied or waived by the parties to the Merger Agreement prior to the closing of the Merger. Among other conditions set forth in the Merger Agreement, the obligations of each of Parent, Merger Sub and the Company to effect the Merger are subject to the satisfaction or waiver at or prior to closing of the Merger of (i) receiving the required approval of holders of a majority of the outstanding shares of Common Stock of the Company, which approval was effected after execution of the Merger Agreement, by written consent of the Principal Shareholders (defined below), (ii) 20 days having elapsed since the mailing to the Company’s stockholders of a definitive information statement with respect to adoption of the Merger Agreement; (iii) the Company’s permits, registrations and other approvals necessary for or relating to the conduct of gaming and related activities being in full force and effect as of the Effective Time, and (iv) the absence of legal prohibitions on the consummation of the Merger. In addition, Parent and Merger Sub will not be obligated to effect the Merger unless the following additional conditions, among others described in the Merger Agreement, are satisfied or waived at or prior to the closing of the Merger: (i) the accuracy of the representations and warranties of the Company and compliance by the Company with its covenants and obligations under the Merger Agreement, unless such non-compliance would not have a “Material Adverse Effect” (as defined in the Merger Agreement) on the Company; and (ii) since the date of the Merger Agreement, there must not have occurred a “Material Adverse Effect” (as defined in the Merger Agreement).

The Merger Agreement contains customary termination provisions, including, without limitation, that the Merger Agreement may be terminated, subject to certain limitations set forth in the Merger Agreement, by either the Company or Parent if the Merger has not been consummated by June 30, 2018, other than due to the failure of the terminating party to fulfill its obligations under the Merger Agreement. The Merger Agreement requires the Company to pay to the Parent a fee equal to $1,500,000 (the “Termination Fee”) or transaction expenses up to $700,000 in the aggregate, if the Merger Agreement is terminated under certain limited circumstances more thoroughly described in the Merger Agreement.  The Merger Agreement also requires the

Parent to pay to the Company a Termination Fee or transaction expenses up to $700,000 in the aggregate, if the Merger Agreement is terminated under certain limited circumstances more thoroughly described in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to such agreement. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or its affiliates or subsidiaries. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Parent, Merger Sub, the Company or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the public disclosures of the Company. The Board of Directors of the Company approved the Merger Agreement and determined that it and the Merger were in the best of interests of the Company’s shareholders and recommended that the Company’s shareholders approve the Merger Agreement and the transactions contemplated therein. In considering their recommendation, the Board of Directors of the Company received an opinion of Union Gaming Securities LLC, financial advisor to the Company, that the per share Merger Consideration payable to the Company’s shareholders was fair to the shareholders from a financial point of view.

Support Agreements / Written Consent of Principal Shareholders

On March 2, 2018, the Company and Parent entered into Support Agreements (the “Support Agreements”) with the following shareholders of the Company: (i) LIM III – Trust A-4, MBM-Trust A-4, Milfam II L.P., LIMFAM LLC, Milfam LLC and Lloyd I. Miller, IRA; (ii) Value Partners, Ltd.; and (iii) Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I, Wynnefield Small Cap Value Offshore Fund, Ltd. (collectively, the “Principal Shareholders”). The Support Agreements, among other things, (i) require the Principal Shareholders to execute the Merger Consent (as defined below), (ii) require that in the event of a shareholder meeting such Principal Shareholders will vote in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement and against any adverse proposal, (iii) appoint Parent or its designee as such Principal Shareholders’ proxy and attorney-in-fact to vote such Principal Shareholders’ shares in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement and against any adverse proposal, and (iv) restrict the transfer of such Principal Shareholders’ shares.

On March 2, 2018, following execution of the Merger Agreement, the Principal Shareholders, who owned on such date approximately 88% of the outstanding shares of Common Stock, delivered written consents adopting the Merger Agreement and approved the transactions contemplated thereby, including the Merger (the “Merger Consent”).

The foregoing description of the Support Agreements is qualified in its entirety by reference to the Support Agreements, a form of which is attached hereto as Exhibit 10.1, and which is incorporated herein in its entirety by reference.

Indemnification Agreements

On March 2, 2018, the Company entered into Indemnification Agreements with each of the following directors of the Company: Michael B. Brodsky (Chairman of the Board of Directors), Patrick S. Bennett, Timothy G. Ewing and David E. Goldberg (collectively, the “Indemnitees”). The Indemnification Agreements clarify and supplement indemnification provisions contained in the Company's Bylaws and generally provide that the Company shall indemnify the Indemnitees to the fullest extent permitted by applicable law, subject to certain exceptions, against expenses, legal fees, judgments, fines and other amounts actually and reasonably incurred in connection with their service as a director or officer and also provide for the Indemnitees’ right to receive advancement of their expenses, including legal fees, and contribution.  On March 9, 2015, the Company had previously entered into agreements in the same form as the Indemnification Agreement with Rami S. Ramadan and Max W. Batzer, members of the Board of Directors.

The foregoing description of the Indemnification Agreements is qualified in its entirety by reference to the Indemnification Agreement, a form of which is attached hereto as Exhibit 10.2, and which is  incorporated herein in its entirety by reference.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed Merger, the Company will prepare an information statement (the “Information Statement”) for the shareholders of the Company to be filed with the Securities and Exchange Commission (the “SEC”), and will mail the Information Statement to its shareholders and may file other documents regarding the proposed transaction with the SEC as well.  The Company urges investors and shareholders to read the Information Statement when it becomes available, as well as other documents filed with the SEC, because they will contain important information.  Investors and shareholders will be able to obtain, without charge, a copy of the Information Statement and other documents at the SEC’s website, available at http://www.sec.gov, or from the Company by directing a request by mail or telephone to the Company at Trans World Corporation, Attn: Corporate Secretary, 545 Fifth Avenue, Suite 940, New York, New York 10017.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The disclosure set forth in Item 1.01 of this report with respect to the Indemnification Agreements is incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 2, 2018, the Board of Directors (the “Board”) of the Company adopted amendments (the “Bylaw Amendments”) to the Company’s amended and restated Bylaws (the “Bylaws”). The Bylaw Amendments, which were effective upon adoption by the Board, have the following effect:

•   amending Article II, Section 8(d) of the Bylaws to provide that any action that may be taken by vote a of the Company’s shareholders may be taken without a meeting on written consent signed by shareholders representing that number of shares required to approve a matter if the vote had been taken at a duly convened meeting of shareholders.

•   amending Article III of the Bylaws to provide, among other things, that the Board may compensate directors for their services in such manner and at such times as they may determine from time to time and may provide for the payment of all expenses the directors incur by attending meetings of the Board or otherwise.

•   amending Article X of the Bylaws to provide, among other things, (1) mandate the indemnification of the covered persons under certain circumstances, (2) authorize the prepayment of otherwise indemnifiable expenses under certain circumstances, (3) provide that such indemnification is not exclusive of any other rights to indemnification held by such covered persons, (4) authorized the Board to enter into indemnification agreements with the directors and officers of the Company, and (5) provide that any repeal or modification of Article X will not adversely affect any right to indemnification held by any covered person in respect of any act or omission that predates such repeal or modification.

The foregoing description of the Bylaw Amendments does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Bylaw Amendments. A copy of the Bylaw Amendments is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, by the Company’s shareholders required the affirmative vote or written consent of the holders of a majority of the outstanding shares of Common Stock.

On March 2, 2018, following execution of the Merger Agreement, Principal Shareholders, whose ownership on such date represented approximately 88% of the outstanding shares of Common Stock, delivered the Merger Consent. No further approval of the shareholders of the Company is required to approve and adopt the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger.

Item 8.01  Other Events

On March 2, 2018, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated March 2, 2018, by and among Trans World Corporation, FEC Overseas Investment (UK) Limited, and FEC Investment (US) Limited.[1]
3.1	Bylaw Amendments.
10.1	Form of Support Agreement.
10.2	Form of Indemnification Agreement
99.1	Press Release dated March 2, 2018.

[1]	The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS WORLD CORPORATION

Dated: March 8, 2018	By:	/s/ Rami S. Ramadan
Name: Rami S. Ramadan
Title: President and Chief Executive Officer